EXHIBIT 99.1

Release and
Hold Harmless Agreement

THIS COMPROMISE, SETTLEMENT, RELEASE AND HOLD HARMLESS is made this 11th day of May, 2011, between Charles Petri, 3D, LLC & 10717, LLC, and all of its affiliates (“Petri”) and Rotate Black, Inc, and Rotate Black Gaming, Inc. Nevada Corporations and all of its affiliates officers and individuals  (“RBI”), sometimes referred to collectively herein as the “Parties”.

R E C I T A L S

Whereas, RBI acquired property from Petri (the "Petri Property") and has received a release from Petri, and

Whereas, RBI transferred the Petri Property to the Seneca Nation of Indians, and

Whereas, RBI is seeking return of the Petri Property from the Seneca Nation of Indians, and

Whereas, Petri has filed a law suit against the Seneca Nation of Indians and RBI to recover the Petri Property and other claims, and

Whereas, Petri has agreed to drop this lawsuit against RBI and fully release RBI of all claims in consideration of RBI agreeing to sell Petri the Petri Property for $500,000 in the event RBI is successful in re-acquiring the Petri Property (contingent option), and

Whereas, Petri desires to release RBI of any and all claims for the contingent option of re-acquiring the Petri Property from RBI, and

Whereas, RBI is granting this contingent option in full and complete satisfaction, compromise and settlement of all claims between the parties, NOW, THEREFORE,

W I T N E S S E T H

FOR AND IN CONSIDERATION of the above recitals, the terms, the covenants and conditions hereinafter contained and other good and valuable consideration, the Parties agree as follows:

1.
OPTION.  For and in consideration of $10.00 paid by RBI to Petri and the other terms of this Agreement, RBI grants to Petri the option to acquire the Petri Property from RBI; but as of the date of this option, RBI does not own the Petri Property and this option depends on RBI first acquiring the Petri Property from the Seneca Nation of Indians.  When RBI acquires the Petri Property, RBI will deliver to Petri a written notice and when Petri receives this written notice, Petri may then send a written notice to RBI stating that Petri will acquire the Petri Property.  This notice will not be effective and Petri's option to purchase the Petri Property will not be effective and will be void if Petri does not exercise his option within 120 days after RBI sends the written notice described above to Petri.

2.
RELEASE AND HOLD HARMLESS. Petri forever releases and waives any and all claims against RBI and will dismiss the lawsuit filed by Petri against RBI; and Petri will defend, indemnify, and hold harmless RBI from all claims, actions, causes of action, proceedings, orders, judgments, decisions, liens, collection actions, now known or unknown arising out of, from or as a result of the matters referenced in the Agreement.

3.
THIRD PARTY BENEFICIARIES.   It is the intent of the parties that this Release and Hold Harmless Agreement specifically benefit the third parties, Rotate Black, INC. and any of its affiliates, Kelly Paulsen, John Paulsen and Rotate Black, LLC.

4.
Voluntary Execution.  Each of the Parties acknowledges it has carefully read this Agreement, knows and understands its contents, and signs this Release as its voluntary act and deed.  Each of the Parties acknowledges that it has not been induced to enter into this Agreement and has not executed this Agreement relying upon any promises, representations, warranties or statements not set forth herein or incorporated by reference.  Each of the Parties represents that it has entered into this Agreement free of any duress, intimidation or inducement.

5.
Governing Law.  This agreement shall be governed by, and constructed in accordance with, the laws of the State of Michigan applicable to contracts made and to be fully performed in such State without reference to principles of conflicts of laws.  Each Party hereto submits to the exclusive jurisdiction of the District Courts of the State of Michigan.

IN WITNESS WHEREOF, the parties have signed and delivered this Release and Hold Harmless Agreement the day and year written above.

Charles Petri, 3D, LLC & 10717, LLC	Rotate Black, INC.

Chuck Petri , Duly Authorized	John Paulsen